EXHIBIT 10.4
                                 XXXXXXXXXXXXXXX

                         FLAT RATE - SERVICES AGREEMENT
                         ------------------------------


     THIS AGREEMENT ("Agreement"), dated as of March 21, 2001, is entered into by and between Pipeline Technologies, Inc. with its principal place of business at 1001 Kings Avenue, Jacksonville, FL 32207 ("Agent"), and XXXXXXXXXXXXXXXXXXXXX, with its principal place of business at XXXXXXXXXXXXXXXXXXXX ("Provider").

                                    RECITALS
                                    --------

     A. Provider is in the business of providing Services (as that term is defined in Section 1.1 and 1.12 below); and

     B. Agent desires to purchase Prepaid Calling Services from Provider for resale to End-Users (as that term is defined in Section 1.15 below).

Accordingly, in consideration of the recitals and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Definitions.
     -----------

     1.1. "Domestic Services" or "Services" means local and long distance telephone to telephone telecommunications services originated by End-Users or Residential Customers via an "800" access or DID number in the United States, and all telecommunications services terminated domestically.

     1.2. "Prepaid Calling System" or "System" means an intelligent network comprised of software, computer platforms, underlying transmission switches, and other facilities that provide the Services, store active PINs, control network access, manage Card Holder account balances based on usage, inform Card Holder of account balances and dialing instructions in multiple languages, playback prerecorded advertising messages, and bridge calling and called stations.

     1.3. "Residential Customer" means the use of our ANI based origination product.

     1.4. "Card Holder" means the Agent's customers who are the end-users of the pre-paid Cards used to obtain Services.

     1.5. "Underlying Carrier" means the communications carrier which may be providing international, interstate, intrastate, and "800" number communications services to Provider, which in turn provides the same to Agent.

     1.6. "Pricing" means the Agent costs per minute as outlined in the pricing schedule set forth in "Exhibit A".

     1.7. "PIN" means a numerical sequence of random numbers issued to each pre-paid calling Card ("Card") by Agent for each prepaid account established for each Card Holder who has purchased a Card from Agent, which PIN will be used for identification when accessing each Card Holder's account, and allows use of Prepaid Calling Services.

     1.8. "Renewals or Recharges" means amounts, which are added to cards by End-Users after they are issued.

     1.9. "Breakage" means the unused amount on each PIN account when it expires and is deactivated by Agent. PINs shall expire as mutually agreed.

     1.10."Custom Branding" means a voice recording heard by End-Users using the Service identifying the Agent's name or advertising message.

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     1.11."Rate Table" means a listing of per minute rates  provided by Agent to
          Provider to be added to the System for use in debiting a Card Holder's Card appropriately.

     1.12."International   Services"  means  long  distance   telecommunications
          services originated by End-Users via an "800" access number in the United States, Mexico, Puerto Rico and the Virgin Islands which terminates in Mexico or any international location, which is available to and accessed by End-Users upon entering a PIN.

     1.13. "Start of Service" means April 1, 2001.

     1.14."Delivered" means provided to Agent via provider's web site or facsimile or email. It is the Agent's responsibility to check the web site for it's current invoice and notify Provider promptly if it cannot be accessed.

     1.15."End-User" means customers of Agent who use the Services and the System.

2.   Duties and Obligations.
     ----------------------

     2.1. System and Services. Provider agrees to provide Agent and/or End-Users access to the System and Services via one or more "800" access direct inward dialed "DID" numbers delivered by Provider to Agent for its resale of the Domestic Services and International Services to the End-Users and sub-agents of Agent ("Sub-Agents") on the Start of Service date. Agent shall deliver traffic estimates for 30/60/90 days not less than monthly on the first of each month to Provider to facilitate System capacity. Agent is not obligated to purchase a certain or guaranteed amount of the Services or provide a certain or guaranteed number of End-Users. The System and Services will be provided by Provider in accordance with the specifications attached hereto as Exhibit B (the "Specifications"). Agent acknowledges that Provider may provide Services and International Services to other customers, provided the same does not adversely affect the Services provided to Agent. Provider acknowledges that Agent may purchase Services and International Services from other providers and may resell the Services to Sub-Agents.

          a) Service Level for Availability of the System and Services. Provider agrees the System and the Services will be available as provided below. Availability is defined as the total number of minutes during which all the System and the Services are fully operational and available to Agent and End-Users for use in a month divided by the total number of minutes in that month (i.e. number of days x 24 hrs/day x 60 min/hr), excluding scheduled downtime. Scheduled downtime will last no longer than one hour(s) per day and will take place only between the hours of 4:00 a.m. and 6:00 a.m. Central Time. In addition to all other remedies available to Agent, if Availability is less than 99.8%, then Agent shall be entitled to a credit against the following month's service fees in an amount equal to all amounts paid by Agent to its Sub-Agents or End-Users as a result of Availability being less than 99.8%.

     2.2. PINS. Provider will be responsible for generating PINs and DIDs as mutually agreed between Provider and Agent. PINs and DIDs will be delivered by Provider to Agent in a form mutually agreeable to Provider and Agent.

     2.3. Reports / Agent Service / CDR records. Provider agrees to provide Agent with access to Agent service information, traffic reporting & CDR billing records via web access at internet site or via other electronic media or via facsimile. Agent will define access (usernames & password) requirements for its users. Access via the web is provided by Provider as a service to Agent. It is the responsibility of the Agent to take security precautions in protecting its proprietary information, except for proprietary information in the custody or control of Provider, in which case Provider shall take appropriate security precautions to protect Agent's proprietary information.

     2.4. Card Production and Packaging. Agent shall be solely responsible for the design, manufacture, packaging and distribution of the Cards, transmission and protection of PINs after they are delivered to Agent and collection of the wholesale purchase price of the Cards from vendors.

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     2.6. Advertising  and  Collateral  Material.  Agent  shall not  utilize the
          Provider's name on any Card, advertising or collateral sales materials without written permission from Provider.

     2.7. Taxes or Assessments. Agent shall charge End-Users all applicable sales and excise taxes on the sales of all Provider goods and services. This tax is based upon the retail rate of the product or service offered by Provider or Agent. Through pricing or otherwise, Agent shall pass collected taxes through to Provider and Provider shall pay all applicable sales and excise taxes to the applicable taxing authorities.

3. Terms and Conditions. Provider agrees to provide Services to Agent and/or End-User in accordance with the following:

     3.1. Flat Rate Billing. Provider shall charge each pre-pay End-User as ser forth in "Exhibit A" to this agreement (referred to Section 3.3 herein). Charges begin when system has identified an End-User credit card verification for services.

     3.2. Payment. Provider will invoice Agent weekly for Domestic Services and International Services utilized for the preceding seven (7) days ending at 11:59 P.M. Monday. Such invoices shall be delivered on each Tuesday from Provider and all undisputed amounts shall be due and payable, without deduction or offset of any kind, by wire transfer of immediately available funds from Agent to bank(s) designated by Provider by 2:00 P.M CST on Friday of the same week. Provider shall have the right to apply Agent's deposit against any outstanding invoices. Interest at the rate of one and one-half percent (1-1/2%) per month shall be applied on all balances not paid timely. Provider shall have the right to suspend Domestic or International Service or terminate the Agreement in the event, after written notice of default by Provider to Agent and Agent fails to cure such default within 10 days, full payment is not made in accordance with this Agreement. In the event Agent uses Providers network for collection refer to Section 3.2.a.

     3.3. Pricing.

          a) Provider agrees to provide Services for Agent in accordance with the pricing schedule set forth in "Exhibit A" to this Agreement. It is understood that such pricing does not include any taxes; assessments or surcharges (except as outlined in Section 2.7)

          b) If Provider is notified by an Underlying Carrier that it will impose a new higher local, domestic or international long distance rate schedule, Provider will notify Agent in writing immediately. Agent will have seven (7) days to accept or reject the anticipated effects on the pricing schedules set forth in the "Exhibit A." If Agent rejects the proposed changes, it shall notify Provider in writing and this Agreement will terminate without penalty thirty (30) days thereafter; provided, however, that the new pricing schedules would be in effect for such thirty
               (30) day period.

     3.4. Term.

          a) This Agreement shall commence on the Start of Service date set forth above and, subject to the pricing changing provisions of
               Section 3.3 hereof and the termination provisions of Section 6.1 hereof, shall continue in full force and effect for a period of one (1) year (the "Minimum Service Term"). It also shall continue in full force and effect thereafter for successive intervals of one (1) year periods unless either party gives the other party not less than sixty (90) days prior written notice of its intent to terminate this Agreement effective at the end of such period.

     3.5. Agent Service. Agent will be responsible for providing its own Agent service personnel for the purpose of providing information about the Services to Card Holders.

     3.6. Custom Branding. Agent may provide one or more Custom Branding messages to be heard by End-Users using the Services. All messages will be produced at Agent's expense. Provider will provide the initial messages and subsequent messages added to the System at no cost to the Agent. Provider shall provide custom branding as outlined in Exhibit A.

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     3.7. Provider retains rights to toll free numbers and PINs,  subject to the rights of Agent as provided herein. Provider will act as the Responsible Organization (RESPORG).

     3.8. Disputed Charges. If Agent in good faith at any time disputes in writing the amount or appropriateness of a charge included in any invoice from Provider or the CDRs of any Card Holder, Agent shall notify Provider of the disputed charge in writing and provide documentation reasonably requested by Provider to resolve the dispute. Agent and Provider shall exercise reasonable, good faith efforts to resolve the disputed charges. Failure to contest a charge within thirty (30) days of the date of the Agent's receipt of an invoice shall create an irrefutable presumption of the correctness of the charge, absent manifest error. If Agent and Provider fail to resolve the disputed charge within thirty (30) days from the date of the Agent's receipt of an invoice, the disputed charge shall be subject to the dispute resolution procedures set forth in this Agreement. Agent bears all costs and expenses associated with fraudulent usage or counterfeit cards. In event any disputed charge is resolved in favor of Agent, appropriate refund shall be credited directly to Agent's account.

     3.9. Security.  Agent  shall  maintain  on deposit  with  Provider:  a cash amount, irrevocable Letter of Credit or UCC lien on hardware co-located on Provider premises equal to one hundred fifty percent (100150%) of the Domestic and International Services billed the immediately preceding week. This deposit shall be equal to one (1) week average usage as a cash deposit. Such deposit amount shall be included in Provider's Tuesday billing, and due by wire transfer at 2:00 P.M CST. Friday of the same week, or other arrangements must be approved by Provider. At no time will incurred billing cost exceed deposit levels. In the event Agent fails to make the increased deposit amount in full in accordance with this Agreement, Provider shall have the right to suspend Domestic or International Service or terminate the Agreement. Any decreases in required deposits shall be made by refund or offset against current billings. Within 30 days of termination of this Agreement and Agent's payment of all amounts due and owing to Provider, Provider shall return Agent's then current deposit to Agent.

4.   Covenants.
     ---------

     4.0. Technical and Limited Customer Support. At no additional cost to Agent, Provider shall supply technical assistance and System support to Agent twenty-four (24) hours a day seven (7) days a week including web-access to the Trouble Ticket System. Additionally, at not additional cost, Provider will provide customer and help desk support for Agent's End-Users twenty-four (24) hours a day seven (7) days a week including on call personnel for up to 2000 End-Users. For each End-User in excess of 2000, Agent shall pay to Provider $1.00 (one dollar) per End-User per month, if Agent chooses to use such services.

     4.1. Confidential Information. During the term of this Agreement, the parties may disclose to each other certain "proprietary" and/or "confidential" information. The parties desire to assure the confidential and proprietary status of the information, which may be disclosed to each other and therefore, for themselves and their affiliates agree as follows:

          a) All information (1) marked as confidential, (2) known to be confidential or (3) from all relevant circumstances, should be reasonably considered confidential shall be deemed to be confidential and proprietary (hereinafter "Proprietary Information"). All information contained in this Agreement, including the Exhibit hereto, as well as all traffic volume and distribution information of Agent given to or learned by Provider in connection with this Agreement shall be considered Proprietary Information without further act of either party.

          b) Each party agrees to use the Proprietary Information received from the other party only for the purpose of this Agreement. No other rights, and particularly licenses, to trademarks, service marks, inventions, copyrights or patents, are implied or granted under this Agreement.

          c) Proprietary Information supplied shall not be reproduced in any form or orally communicated except as required to accomplish the intent of this Agreement.

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          d)   The receiving party shall take all reasonable and necessary steps to ensure Proprietary Information is not disclosed and provide at a minimum the same care to avoid disclosure or unauthorized use of the Proprietary Information as it provides to protect its own proprietary information. All Proprietary Information shall be retained by the receiving party in a secure place with access limited to only such of the receiving party's employees or agents who need to know such information for purposes of this Agreement.

          e) All Proprietary Information, unless otherwise specified in writing, shall remain the property of the disclosing party, shall be used by the receiving party only for the purpose intended as provided herein, and such Proprietary Information, including all copies thereof, shall be returned to the disclosing party or destroyed after the receiving party's need for it has expired or upon written request of the disclosing party and, in any event, upon termination of this Agreement.

          f) It is understood that the term "Proprietary Information" does not include information which:

               (i) shall have been lawfully published or is in the public domain through no fault of the disclosing party;

               (ii) prior  to  disclosure  is  properly  within  the  legitimate possession of the receiving party without restriction on the receiving party's right to disseminate the information and without notice of any restriction against its further disclosure;

               (iii)subsequent to  disclosure is lawfully  received from a third party having rights therein without restriction on the third party's right to disseminate the information and without notice of any restriction against its further disclosure;

               (iv) is independently  developed without breach of any obligation of confidentiality through parties who have not had, either directly or indirectly, access to or knowledge of such Proprietary Information; or

               (v) is disclosed with the prior written approval of the other party.

     4.2. Agreement is Confidential. Each party agrees not to reveal the contents of this Agreement to any third party except as contemplated by this Agreement or unless required by law, provided that any written information describing the relationship of the parties or the contents of this Agreement that one party is obligated to disclose shall be first disclosed to the other party, which shall have an opportunity to object to such disclosure. Notwithstanding any objection by a party, the party proposing to disclose the terms of this Agreement may do so if it receives an opinion from its legal counsel that it is required to do so by applicable law or the rules and regulations of applicable regulatory authorities.

     4.3. Use of Name. Each party agrees that, without the other party's written consent, it will not use the name, service marks, logo, copyrights, or trademarks of the other party or of any of its affiliated companies in any advertising, publicity release or sales presentations.

     4.4 Non-Circumvention and Non-Interference. Provider shall not directly market, solicit orders from or promote sales of the System or any of the Services to any person or entity that Provider knows or discovers is at that time a customer of Agent. Provider represents, warrants and covenants that during the term of this Agreement and for a period of one (1) year following the expiration or termination of this Agreement, it will not induce or attempt to induce any customer of Agent, to cancel or otherwise terminate services provided by Agent or any agreement or relationship with Agent, or solicit for employment or affiliation with Provider any employee or agent of Agent. This restriction shall apply only to Sub-Agents that Agent has named for protection under this Agreement by providing notice of such Sub-Agents to Provider pursuant to Section 7.7. Provider will not be liable for any interaction with Sub-Agents that have not been identified pursuant to Section 7.7

5.   Indemnification.
     ---------------

     5.1. Indemnification.

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          a)   Agent,  for itself and its successors and assigns,  shall defend, indemnify and hold harmless Provider and its affiliates and their respective officers, directors, partners, employees, agents, successors  and  assigns  from and  against,  and shall  promptly
               reimburse  them  for,  any  and  all  losses,  claims,   damages,
               settlements, costs, and liabilities of any nature whatsoever (including reasonable attorney's fees) to which any of them may become subject arising out of, based upon, as a result of, or in
               any  way  connected   with,   the  operations  of  Agent  or  the
               performance by Agent under this Agreement; provided, however, that this indemnification shall not apply with respect to claims and damages of Agent against Provider arising by virtue of a breach by Provider of its agreements contained herein.

          b) Provider, for itself and its successors and assigns, shall defend, indemnify and hold harmless Agent and its subsidiaries and their respective officers, directors, stockholders, employees, agents, successors and assigns from and against, and shall promptly reimburse them for, any and all losses, claims, damages, settlements, costs and liabilities of any nature whatsoever (including reasonable attorneys' fees) to which any of them may become subject arising out of, based upon, as a result of, or in any way connected with, the operations of Provider or the performance by Provider under this Agreement; provided, however, that this indemnification shall not apply with respect to claims and damages of Provider against Agent arising by virtue of a breach by Agent of its agreements contained herein.

     5.2. Limitation of Liability. Neither party shall be liable to the other for any indirect, special, incidental, or consequential damages including, but not limited to, lost profits or goodwill. The liability of either party with respect to direct damage shall be limited to (1) the aggregate amount paid by Agent to Provider during the 12 month period prior to the event(s) giving rise to or causing such damages, or (2) in the event the Agreement has not been in effect for the entire time of such period, the reasonably anticipated amounts to be paid by Agent to Provider during the first year of this Agreement. In the event Pipeline prepays for Services and Provider defaults under this Agreement by failing to provide the Services, Provider shall refund to Agent all advances to the extent Services have not been provided.

6.   Default.
     -------


     6.1. Default. A party shall be in default under this Agreement, and the non-breaching party shall have the right to terminate this Agreement upon the occurrence of any of the following:

          a) Agent fails to make applicable payments to this Agreement (refer to Section 3.2/3.2.a)

          b) Agent or Provider breaches any obligation hereunder and is advised in writing of such breach by the non-breaching party and such breach continues for ten (10) days thereafter or, if such breach is of a nature that cannot be cured within ten (10) days, the breaching party has not, within ten (10) days, undertaken measures in good faith to cure such breach which is diligently pursued;

          c) Any representation or warranty made by Agent or Provider herein is materially false or misleading when delivered;

          d) Agent or Provider makes a general assignment to or for the benefit of creditors or suspends all or substantially all of its business operations;

          e) Bankruptcy, reorganization, involuntary liquidation, receivership, or other similar proceedings are instituted against Agent or Provider and the same is not fully discharged within thirty (30) days; or

          f)   Any  Letter  of  Credit  expires  or  required   deposit  becomes
               insufficient or is depleted and is not replaced with a like instrument of similar quality or replenished.

          g) Product is sold or distributed in markets not conducive to sustain profitable margins required by XXXXXXXX as outlined in
               Section 3.3.b

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          h)   Any ruling by an authorized regulatory body either city, state or
               Federal that would make any product offered by XXXXXXXX obsolete or in violation of applicable law.

7.   Miscellaneous.
     -------------

     7.1. Binding Effect of this Agreement. This Agreement (a) constitutes the entire agreement between the parties relating to the subject matter hereof, and (b) supersedes any and all previous contracts and discussions between the parties hereto. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under this Agreement.

     7.2. Assignment. Neither party may assign its rights or obligations hereunder without the express written consent of the other party not reasonably withheld.

     7.3. Applicable Law. This Agreement is made pursuant to, will be construed under, and will be conclusively deemed for all purposes to have been executed and delivered under the laws of the State of Texas.

     7.4. Section Heading. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     7.5. Counterparts.   This   Agreement  may  be  executed  in  two  or  more
          counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

     7.6. Severability.  If any  provision  of  this  Agreement  is  held  to be illegal,  invalid  or  unenforceable  under  present  or  future  laws effective during the term hereof, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.

     7.7. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or three (3) days after being mailed, first class postage prepaid and certified mail, return receipt requested, at the address on the cover page of this Agreement.

     7.8. Attorneys' Fees. The prevailing party in any action or proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees, expenses and court costs, in addition to any and all other recoveries allowed by law.

     7.9. No Partnership. Neither party is the partner, joint venturer, trustee, nor legal representative of the other and neither has any authority to act for or incur any obligations on behalf of or in the name of the other.

     7.10.Remedies.   All  rights  and  remedies   under  this   Agreement   are
          cumulative, not exclusive, and shall be in addition to all rights and remedies available to either party at law or in equity.

     7.11.Amendments. This Agreement may not be modified, amended, changed, altered, or supplemented except by a written agreement executed by the parties.

     7.12.Waiver. The failure of either party to give notice of default or to enforce compliance with any of the terms or conditions of this Agreement, the waiver of any term or condition of this Agreement, or the granting of an extension of time for performance, shall not constitute a permanent waiver of any term or condition of this Agreement, and this Agreement and each of its provisions shall remain at all times in full force and effect until modified by both parties in writing.

     7.13.Time. Prompt and timely  performance is the essence of this Agreement.
          For purposes of calculating time periods, actual calendar days elapsed shall apply. Any due date falling on a weekend or legal holiday shall be shifted to the previous business day that Texas banks are open for business. Delays in invoice shall not likewise shift payment deadlines. If invoice is unavailable as of payment due date, an average of the 2 previous invoices will be required as minimum.

     7.14.Force Majeure. If performance of this Agreement by either party, or any of their obligations hereunder are prevented, restricted or interfered with by cause beyond its control including, but not limited to, acts of God, fire, explosion, material changes in any Underlying Carrier contract or Service Provider, vandalism, cable cut by third party, storm or other similar occurrence, any law, order, regulation, direction, action or request of the United States, Mexico, Texas or local governments or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more said governments, or of any civil or military authority, or by national emergency, insurrection, riot, war, strike, lockout or work stoppage or other labor difficulties, supplier failure, shortage, breach or delay, and such party could not have avoided or mitigated such delay through commercially reasonable diligence, then such party shall be excused from such performance on a day-to-day basis to the extent of such restriction, change or interference.

     7.15.Arbitration. Any controversy or claim arising out of, or relating to this Agreement or the Breach thereof, shall be settled by Arbitration in Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

     7.16.No Implied Warranty. Provider expressly disclaims any implied warranty of merchantability, description or fitness for any particular purpose or function.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

  Agent                                      XXXXXXXXXXXXXXXXXXXXXXXXXX

  Federal Tax ID/Social Security Number
  59-3611378
  Pipeline Technologies, Inc.


By:  /s/ Tim Murtaugh                   By:
     --------------------------             -----------------------------

     CEO/President     3/28/01              CEO/President
     --------------------------             -----------------------------
            (Title)                                     (Title)

                                    EXHIBIT A


1. XXXXXXXXXX will offer Agent an ANI based Domestic 1+ Flat Rate at to be split as follows:

         On-Net                                       Off-Net
         ------                                       -------
         Residential:               $XXXX             Residential:      $XXXX
         SOHO(1)                    $XXXX             SOHO:             $XXXX
         Taxes:   Federal             3%              Taxes: Federal      3%
                  Sales/Usage         6%              Sales/Usage         6%


2.   Web Sign-Up Software/Set-up fee:

         $XXXX

---------------------------
      (1) Small Office /  Home Office

EXHIBIT B - SPECIFICATIONS FOR SERVICES AND THE SYSTEM

1. Deposit: Agent shall pay a deposit to Provider equal to 1-week worth of provisioned accounts.

2. Weekly Payments: Agent will pay to Provider weekly sums for provisioned accounts.

3. Provisioning: 24x5BD provisioning. Agent shall provide batch orders to Provider. FTP site will be set up to view CDR's. Terminations/Cancellations can be reprovisioned with new customers; 24 hour confirmations.

4.   Reports:   Provider  shall  provide  web  based  tools  that  show  service information, traffic usage, CDR billing records. Agent will provide agent ID# and Provider will produce reports by agent.

                                   ADDENDUM 1

Addendum 1 to the Flat Rate Residential Services Agreement, dated as of March 21, 2001, is entered in to by and between Pipeline Technologies, Inc. ("Agent"), and XXXXXXXXXXXXX, ("Provider").

1. Change of Business Name: Effective June 18, 2001 for purposes of this agreement Pipeline Technologies, Inc. will be referred to as Integriss.

2. Security Deposit: Agent shall maintain on deposit with Provider: a cash amount equal to one hundred percent (100%) of the projected estimated of Flat Rate Residential Services billed for the first week. Such deposit may be adjusted to 100% of the preceding weeks bill based on historical customer activation. Such deposit amount shall be included in Provider's initial Tuesday billing, and due by wire transfer at 1:00 pm CST on Friday of the same week, or other arrangements must be approved in writing by Provider. At no time shall the incurred billing cost exceed deposit levels, however the deposit shall never be required to exceed $150,000. In the event Agent fails to make the increased deposit amount in full in accordance with this Agreement, Provider shall have the right to suspend Services and terminate this Agreement. Within 30 days of termination of this agreement and if the Agent's payment of all amounts due and owing to Provider are documented and received by the Provider; the Provider shall return Agent's then current deposit amount to Agent.

3. Payments: Provider will invoice Agent each Wednesday for minutes used in the previous week. The invoice will represent minutes used within the preceding seven (7) days starting at 12:00 A.M. Monday and ending 11:59 P.M. Tuesday. Such invoiced amounts shall be delivered on each Wednesday from Provider and shall be due and payable, without deduction or offset of any kind, by wire transfer of immediately available funds from Agent to bank(s) designated by Provider by 1:00 P.M. CST on Friday of the same week. Interest at the rate of one and one-half percent (1-1/2%) per month shall be applied on all balances not paid timely. Provider shall have the right to suspend Residential Flat Rate Services or terminate the agreement in the event full payment is not made in accordance with this Agreement. Agent will be provided daily call detail records.

4.   Pricing:

     On-Net Origination:   $XXX        Off-Net Origination:       $XXX
     On-Net Termination:   $XXX        Off-Net Termination:       $XXX

     Agent shall remit taxes based upon 9 percent of the retail price. Such amounts shall be remitted pro-rated on a weekly basis as an addition to the per minute charges invoiced and shall due and payable under the payment terms described above in paragraph 3.

5. Provisioning: In order for a Batch file to be processed the same day it is received by the Provider, the Batch file must be received by the Provider no later than 3:00 P.M. CST (Central Standard Time). All Batch files received after 3:30 P.M. CST will be processed the next day.

Please acknowledge the receipt of this document by signing and faxing it back to me at XXXXXXX.

Thank you,                                       Integriss

XXXXXXXXX                                        /s/ Tim Murtaugh
-------------                                    --------------------------
President/CEO                                    Tim Murtaugh, President/CEO